UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2022

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455

Carson City, Nevada 89706

(Address of principal executive offices)

(852) 66860563

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2022, Flywheel Advanced Technology, Inc., a Nevada corporation (the “Company”), entered into a share exchange agreement (the “Share Exchange Agreement”) with QBS System Limited, a limited company incorporated under the laws of Hong Kong (“QBS System”), and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “Shareholder”). Subject to the closing conditions set forth in the Share Exchange Agreement, at the closing the Shareholder will transfer and assign to the Company all of the issued and outstanding shares of QBS System in exchange for 8,939,600 newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Following the closing of the share exchange, there will be no change in the officers and directors of the Company, and QBS System will continue its business as a wholly owned subsidiary of the Company.

Based on information provided to the Company, QBS System provides IoT solutions and services to assist its clients build applications using available IoT devices, sensors, frameworks, and platforms, to integrate hardware and software solutions with clients existing landscape or implement new IoT solutions for enterprises. QBS system, which was founded in 2011, provides full-range IoT services comprising consulting, development and implementation, analytics, support, and evolution. It has a business portfolio providing IoT integration solution services, IoT maintenance, support services, IoT projects and ventures BPO services, and approximately nine years of experience in Hong Kong providing IoT software and hardware engineering services. Clients range across various industries, such as logistics and supply chain management, food & beverage, automation and smart building.

The closing of the share exchange will not occur until QBS System delivers to the Company (i) audited consolidated balance sheets of QBS System and its subsidiaries as of March 31, 2021, and 2022, and the related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the fiscal year ended March 31, 2021 and 2022, together with the notes to such statements and the opinion of Paris Kreit & Chui CPA LLP, and (ii) unaudited consolidated balance sheets of QBS System and its subsidiaries as of October 31, 2022, and the related unaudited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the period from April 1, 2022, to October 31, 2022. In addition to the delivery of the financial statements required by the Securities and Exchange Commission, the consummation of the share exchange is subject to other closing conditions, including, among other matters the accuracy of the parties’ respective representations and warranties in the Share Exchange Agreement, subject to specified materiality qualifications and the absence of any material adverse conditions of QBS System.

The Share Exchange Agreement contains representations, warranties, covenants, and indemnities customary for transactions of this type and provides for customary termination rights of parties. In the event of termination of the Share Exchange Agreement, each party will be relieved of their duties and obligations under the Share Exchange Agreement after the termination date without liability to the other parties thereto. However, the obligations of the parties regarding notices to a governmental authority, confidentiality and public announcements, all as provided for in the Share Exchange Agreement shall survive after the termination date.

The preceding summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.3	Share Exchange Agreement dated December 15, 2022, by and among Flywheel Advance Technology, Inc., QBS System Limited, and QBS Flywheel Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022

FLYWHEEL ADVANCED TECHNOLOGY, INC.

By:	/s/ Tang Siu Fung
Name:	Tang Siu Fung
Title:	President and Chief Executive Officer